UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 8, 2024

Allied Gaming & Entertainment Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38226	82-1659427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

745 Fifth Avenue, Suite 500
New York, New York 10151
(Address of principal executive offices, including zip code)
(646) 768-4240
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGAE	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01. Entry into a Material Definitive Agreement.
On February 8, 2024, the Board of Directors (the “Board”) of Allied Gaming & Entertainment Inc., a Delaware corporation (the “Company”), approved and adopted, and the Company entered into, a rights agreement, dated as of February 9, 2024 (the “Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust, as Rights Agent (the “Rights Agent”). Pursuant to the Rights Agreement, the Board declared a dividend of one preferred share purchase right (each, a “Right” and, collectively, the “Rights”) for each outstanding share of common stock, par value $0.0001, of the Company (each, a “Common Share” and, collectively, the “Common Shares”). The Rights are distributable to stockholders of record on the start of business at 9:00 a.m. Eastern Time on February 9, 2024 (the “Record Date”). The Board has also authorized the issuance of one Right (subject to adjustment in the Rights Agreement) with respect to each additional Common Share that shall become outstanding after the Record Date, but before the Distribution Date (as defined below) (or the earlier redemption date or final expiration date of the Rights) and, in certain circumstances, after the Distribution Date.
Generally, the Rights Agreement works by causing substantial dilution to any person or group that acquires beneficial ownership of ten percent (10%) or more of the Common Shares then outstanding. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender, or exchange offer or other business combination involving the Company that is not approved by the Board. The Rights Agreement is not intended to interfere with any merger, tender, or exchange offer or other business combination that the Board determines is in the best interests of the Company and its stockholders and that is approved by the Board. The Rights Agreement also does not prevent the Board from considering any offer from any person.
The following is a summary description of the Rights and material terms and conditions of the Rights Agreement. This summary is intended to provide a general description only, does not purport to be complete, and is qualified in its entirety by reference to the complete text of the Rights Agreement, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Rights Agreement.
The Rights
Subject to the terms, provisions and conditions of the Rights Agreement, if the Rights become exercisable, each Right would initially represent the right to purchase from the Company one one-thousandth of a share of a newly-designated series of preferred stock, Series A Junior Participating Preferred Stock, par value $0.0001 per share, of the Company (each, a “Series A Preferred Share” and, collectively, the “Series A Preferred Shares”), at an exercise price of $7.00 per one one-thousandth of a Series A Preferred Share, subject to adjustment as provided in the Rights Agreement (the “Exercise Price”). If issued, each one one-thousandth of a Series A Preferred Share would give the stockholder approximately the same dividend, voting, and liquidation rights as does one Common Share. However, prior to exercise, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting, or liquidation rights. A copy of the Certificate of Designation of Series A Junior Participating Preferred Stock of the Company (the “Series A Certificate of Designation”) was filed by the Company with the Secretary of State of the State of Delaware on February 9, 2024, to designate the Series A Preferred Shares and is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Initial Exercisability
Initially, the Rights will not be exercisable, certificates evidencing the Rights will not be sent to stockholders and the Rights will automatically transfer with the transfer of the underlying Common Shares. Until the Rights separate from the Common Shares and become exercisable (or the earlier redemption date or final expiration date of the Rights), the Rights will be evidenced by Common Share certificates and the Rights relating to any uncertificated Common Shares that are registered in book entry form will be represented by a notation in book entry on the records of the Company. The surrender for transfer of any Common Shares will also constitute the transfer of the associated Rights.

Subject to certain exceptions specified in the Rights Agreement, the Rights will separate from the Common Shares and become exercisable following the earlier to occur of the close of business on (i) the tenth (10th) business day after the Shares Acquisition Date (as defined below) (or such later date as may be determined by the Board to effect an exchange in accordance with the Rights Agreement, such later date to be not more than twenty (20) days after the Shares Acquisition Date) or (ii) the tenth (10th) business day (or such later date as may be determined by the Board prior to the such time as any person becomes an Acquiring Person (as defined below)) after the date that a tender or exchange offer by any person (other than certain exempted persons) is first published or sent or given within the meaning of Rule 14d-2(a) of the applicable rules and regulations promulgated under the Exchange Act, the consummation of which would result in any person becoming an Acquiring Person (the earlier of these dates is called the “Distribution Date”). “Shares Acquisition Date” means earlier of the date of (i) the public announcement by the Company or an Acquiring Person that an Acquiring Person has become such or (ii) the public disclosure of facts by the Company or an Acquiring Person indicating that an Acquiring Person has become such.
After the Distribution Date, separate rights certificates will be issued to each record holder of Common Shares as of the close of business on the Distribution Date (other than any Acquiring Person or any Associate or Affiliate (each as defined in the Rights Agreement) of such Acquiring Person) and the Rights may be transferred other than in connection with the transfer of the underlying Common Shares unless and until the Board has determined to effect an exchange pursuant to the Rights Agreement (as described below).
Acquiring Person
Under the Rights Agreement, an Acquiring Person is any person who or that, together with all Affiliates and Associates of such person is or becomes the beneficial owner of ten percent (10%) or more of the Common Shares then outstanding, subject to various exceptions. For purposes of the Rights Agreement, beneficial ownership is defined to include the ownership of derivative securities.
The Rights Agreement provides that an Acquiring Person does not include (i) the Company, (ii) any subsidiary of the Company, or (iii) any employee benefit plan of the Company or any subsidiary of the Company, or any person holding Common Shares for or pursuant to the terms of any such employee benefit plan to the extent such Common Shares are held for or pursuant to the terms of any such employee benefit plan.
The Rights Agreement also provides that the following persons shall not be or become an Acquiring Person thereunder: (i) as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person to 10% or more of the outstanding Common Shares; provided, however, that if such person becomes the beneficial owner of an additional 0.001% of the outstanding Common Shares, then such person shall be deemed to be an Acquiring Person; and (ii) subject to certain conditions set forth in the Rights Agreement, if the Board determines in good faith that a person who would otherwise be an Acquiring Person, has become such inadvertently (including, without limitation, because (A) such person was unaware that it beneficially owned a percentage of the then-outstanding Common Shares that would otherwise cause such person to be an “Acquiring Person,” or (B) such person was aware of the extent of its beneficial ownership of Common Shares, but had no actual knowledge of the consequences of such beneficial ownership under this Agreement and had no intention of changing or influencing control of the Company), and such person divests as promptly as practicable beneficial ownership of a sufficient number of Common Shares so that such person would no longer be an “Acquiring Person” or if such divestiture requirement is waived by the Board on such terms and conditions as the Board, in good faith, determines are advisable.
“Grandfathering” of Existing Holders
The Rights Agreement also provides that any person who is the beneficial owner, as of the time of the first public announcement of the declaration of the Rights dividend, of ten percent (10%) or more of the outstanding Common Shares (each a “Grandfathered Stockholder”), shall not be deemed to be an “Acquiring Person” unless and until a Grandfathered Stockholder subsequently acquires beneficial ownership of additional shares of the then-outstanding Common Shares to an amount equal to or greater than the greater of (x) 10% or (y) the sum of (i) the lowest beneficial ownership of such person as a percentage of the outstanding Common Shares as of any time from and after the time of the first public announcement of the declaration of the Rights dividend plus (ii) 0.001%. For the avoidance of doubt any Person that purchases shares of Common Shares from the Company pursuant to an agreement with the Company that is in effect as of the time of the first public announcement of the declaration of the Rights dividend and would otherwise be an “Acquiring Person” as a result of such purchase is deemed to be the Beneficial Owner of 10% or more and to be a Grandfathered Stockholder, subject to the terms and conditions of the Grandfathered Stockholder provision.
Flip-In Trigger
If a person becomes an Acquiring Person, then, following the occurrence of the Distribution Date and subject to the terms, provisions, and conditions of the Rights Agreement, each holder of a Right (except for Rights that have previously been voided as set forth below) will have the right to receive from the Company, upon exercise and payment of the then current Exercise Price, in lieu of a number of one one-thousandths of a Series A Preferred Share, a number of Common Shares (or, in certain circumstances, cash, property or other securities of the Company) having a then-current market value of twice the Exercise Price.
Following the occurrence of an event set forth in the preceding paragraph, all Rights that are or, under certain circumstances specified in the Rights Agreement, were beneficially owned by an Acquiring Person or an Associate or Affiliate of an Acquiring Person or certain of its transferees will become null and void and nontransferable.
Flip-Over Trigger
If, after a person becomes an Acquiring Person, (i) the Company consolidates with or merges with and into another entity and the Company is not the surviving corporation, (ii) any person consolidates with or merges with and into the Company and the Company is the surviving corporation of such merger and, in connection with such merger or consolidation, all or part of the outstanding Common Shares are changed into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property, or (iii) the Company (or one or more of its Subsidiaries) sells or transfers fifty percent (50%) or more of the assets or earning power of the Company and its subsidiaries, taken as a whole, to any third party, then, in each case, each holder of a Right (except for Rights that have previously been voided as set forth above) will have the right to receive, upon exercise and payment of the current Exercise Price, in accordance with the terms of the Rights Agreement, a number of shares of common stock of the Principal Party (as defined in the Rights Agreement) having a then-current market value of twice the Exercise Price.
Redemption of the Rights
At any time until the earlier of (i) such time as any person becomes an Acquiring Person and (ii) the final expiration date, the Board may, at its option and in its sole discretion, direct the Company to, and, if directed by the Board, the Company will redeem the Rights in whole, but not in part, at a price of $0.0001 per Right, subject to adjustment in accordance with the Rights Agreement (the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and subject to such conditions as the Board in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the current market price of the Common Shares at the time of redemption) or any other form of consideration deemed appropriate by the Board. Immediately upon the time of the effectiveness of any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price for each Right so held.
Exchange of the Rights
At any time after any person becomes an Acquiring Person, and prior to the time where any person becomes the beneficial owner of a majority of the outstanding Common Shares, the Board may, at its option, direct the Company to, and if directed by the Board, the Company will exchange all or part of the then outstanding and exercisable Rights (other than Rights held by the Acquiring Person or any Affiliate or Associate thereof, which would have become null and void and nontransferable in accordance with the terms of the Rights Agreement) for Common Shares at an exchange ratio (subject to adjustment) of one Common Share for each Right.

In any exchange of the Rights pursuant to the Rights Agreement, the Company, at its option, may substitute Series A Preferred Shares or common stock equivalents for Common Shares exchangeable for Rights at the initial rate of one one-thousandth of a Series A Preferred Share (or an appropriate number of common stock equivalents) for each Common Share, as appropriately adjusted so that the fraction of a Series A Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share, subject to adjustment in accordance with the Rights Agreement. The exchange of the Rights may be made effective at such time, on such basis, and subject to such conditions as the Board in its sole discretion may establish. Immediately upon the action of the Board directing the Company to exchange the Rights, the right to exercise the Rights will terminate, and the only right thereafter of the holders of Rights will be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the exchange ratio.
Expiration of the Rights
The Rights and the Rights Agreement will expire upon the earliest to occur of (i) the date on which all of the Rights are redeemed, (ii) the date on which the Rights are exchanged, and (iii) the close of business on February 9, 2027, the final expiration date.
Amendment of Rights Agreement
Except as otherwise provided in the Rights Agreement, the Company, by action of the Board, may from time to time and in the sole and absolute discretion of the Board, supplement or amend the Rights Agreement without the approval of any holders of Rights to (i) cure any ambiguity in the Rights Agreement, (ii) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with any other provisions contained therein, (iii) shorten or lengthen any time period in the Rights Agreement, or (iv) make any change to or delete any provision of the Rights Agreement or to adopt any other provisions with respect to the Rights which the Company may deem necessary or desirable; provided, however, that from and after such time as any person becomes an Acquiring Person, the Rights Agreement may not be supplemented or amended in any manner that would adversely affect the interests of the holders of Rights (other than Rights that have become null and void pursuant to the Rights Agreement). Without limiting the foregoing, the Company, by action of the Board, may at any time before any person becomes an Acquiring Person amend the Rights Agreement to make the provisions of the Rights Agreement inapplicable to a particular transaction by which a person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of the Rights Agreement as they may apply with respect to any such transaction.
Rights of Holders
Until a Right is exercised, a Right does not give its holder any rights as a stockholder of the Company, including, without limitation, any dividend, voting, or liquidation rights.
Anti-Dilution Provisions
The Board may adjust the Exercise Price, the number of Series A Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Series A Preferred Shares or Common Shares.
With certain exceptions, no adjustments to the Exercise Price will be required until the cumulative adjustments amount to at least one percent (1%) of the Exercise Price. No fractional Series A Preferred Shares will be issued other than fractions that are integral multiples of one one-thousandth of a share and, in lieu thereof, an adjustment in cash will be made based on the current market price of the Series A Preferred Shares.
Tax Consequences
The adoption of the Rights Agreement and the subsequent distribution of the Rights to stockholders should not be a taxable event for the Company or its stockholders under presently existing U.S. federal income tax laws. However, if the Rights become exercisable or if the Rights are redeemed, stockholders may recognize taxable income, depending on the circumstances then existing.

Accounting Treatment
The distribution of the Rights as a dividend to the Company’s stockholders is not expected to have any financial accounting or reporting impact. The fair value of the Rights is expected to be zero when they are distributed because the Rights will be “out of the money” when distributed and no value should be attributable to them. Additionally, the Rights do not meet the definition of a liability under generally accepted accounting principles in the United States and are therefore not accounted for as a long-term obligation.
Authority of the Board
When evaluating decisions relating to the redemption of the Rights or any amendment to the Rights Agreement to delay or prevent the Rights from detaching and becoming exercisable as a result of a particular transaction, pursuant to the Rights Agreement, the Board, or any future board of directors, would not be subject to restrictions such as those commonly known as “dead-hand,” “slow-hand,” “no-hand,” or similar provisions.
Certain Anti-Takeover Effects
The Rights are not intended to prevent a takeover of the Company and should not interfere with any merger or other business combination that the Board determines is in the best interests of the Company and its stockholders and that is approved by the Board. However, the Rights may cause substantial dilution to a person or group that acquires beneficial ownership of ten percent (10%) or more of the outstanding Common Shares (which includes for this purpose stock referenced in derivative transactions and securities) without the approval of the Board.
SEC Registration
Since the Rights are not exercisable immediately, registration with the SEC of the Series A Preferred Shares issuable upon exercise of the Rights is not required until the Rights become exercisable.
Item 3.03. Material Modification to Rights of Security Holders.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In connection with the adoption of the Rights Agreement described in Item 1.01 above, on February 8, 2024, the Board approved and adopted the Series A Certificate of Designation. The Series A Certificate of Designation sets forth the rights, powers, and preferences of the Series A Preferred Shares. The Company filed the Series A Certificate of Designation with the Secretary of State of the State of Delaware on February 9, 2024.
The summary of the rights, powers, and preferences of the Series A Preferred Shares set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Series A Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On February 9, 2024, the Company issued a press release announcing that the Board had approved and adopted the Rights Agreement and declared the dividend distribution of the Rights. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
See the Exhibit Index below, which is incorporated by reference herein.
EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of Allied Gaming & Entertainment, Inc.

4.1	Rights Agreement, dated as of February 9, 2024, by and between Allied Gaming & Entertainment Inc. and Continental Stock Transfer & Trust, as rights agent

99.1	Press release of Allied Gaming & Entertainment Inc. issued February 9, 2024

104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED GAMING & ENTERTAINMENT, INC.

Date: February 9, 2024	By:	/s/ Roy Anderson
Roy Anderson
Chief Financial Officer